Exhibit 99.1

HENRY SCHEIN ANTICIPATES SETTLING PROPOSED CLASS-ACTION LITIGATION

Company Expects to Record a Charge of $38.5 Million Pre-Tax or $0.19 Per Share in Third Quarter of 2018; Company Denies Any Wrongdoing

MELVILLE, N.Y., August 30, 2018 – Henry Schein, Inc. (Nasdaq:HSIC) announced today that it anticipates settling the proposed class-action litigation, In Re Dental Supplies Antitrust Litigation, No. 1:16-CV-00696-BMC-GRB, in the United States District Court for the Eastern District of New York. As a result, Henry Schein expects to record a charge of $38.5 million pre-tax or $0.19 per share when the Company reports its third-quarter 2018 results. The anticipated settlement is subject to reaching a definitive agreement among the parties, as well as to subsequent approval by the court.

“We categorically and emphatically deny any wrongdoing, and we have made a business decision in the best interests of the Company to engage in settlement discussions to avoid long, distracting litigation and the additional use of resources,” said Stanley M. Bergman, Chairman of the Board and CEO of Henry Schein. “We have a long history of serving customers with integrity and honesty, and we have earned our reputation for doing business ethically in a competitive business environment.”

The company’s co-defendants, Patterson Companies, Inc., and Benco Dental Supply Company, also anticipate settling this matter.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 22,000 Team Schein Members serving more than 1 million customers globally, the Company is the world’s largest provider of Business, Clinical, Technology, and Supply Chain solutions to enhance the efficiency of office-based dental, animal health, and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.

A Fortune 500® Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein’s network of trusted advisors provides health care professionals with the valued solutions they need to improve operational success and clinical outcomes. The Company offers customers exclusive, innovative products and solutions, including practice management software, e-commerce solutions, specialty and surgical products, as well as a broad range of financial services. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 34 countries. The Company’s sales reached a record $12.5 billion in 2017, and have grown at a compound annual rate of approximately 15 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein, and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All statements that address ongoing litigation matters, events or developments that we expect or anticipate will occur in the future with respect to litigation matters, including statements relating to pending litigation settlements are forward-looking statements. No assurances can be made that the prospective settlement will be finalized, as a definitive agreement has not been executed, that the court will approve the settlement, or that other cases will be settled on satisfactory terms, or will not have a material adverse impact on our financial condition or results of operations. For questions relating to the status of litigation matters other than the matter addressed in this press release, please refer to the Company’s litigation disclosure in its most recently-filed quarterly report on Form 10-Q.

All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; new or unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; changes in tax legislation; and risks associated with the ability to consummate the spin-off and merger of our animal health business with Direct Vet Marketing, Inc. (d/b/a Vets First Choice) and the timing of the closing of the transaction, as well as the ability to realize anticipated benefits and synergies of the transaction. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

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Investors: Steven Paladino, Executive Vice President and CFO, steven.paladino@henryschein.com, (631) 843-5500; Carolynne Borders, Vice President, Investor Relations, carolynne.borders@henryschein.com, (631) 390-8105;

Media: Ann Marie Gothard, Vice President, Corporate Media Relations, annmarie.gothard@henryschein.com, (631) 390-8169